SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report:  July 25, 2003



                             SUN RIVER MINING, INC.
                                 --------------
             (Exact name of registrant as specified in its charter)


Colorado                           000-29621                     84-1384159
- - ----------------------           ----------                 ----------------
(State or other                 (Commission File No.)       (IRS Employer
jurisdiction of                                             Identification  No.)
incorporation)


                    7609 Ralston Road, Arvada, Colorado 80002
         ---------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (303) 422-8127
                                                           --------------

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     The company has entered into a Plan of Reorganization and Asset Purchase Agreement (Plan) with Xoptix, Inc. whereby for issuance of 70,000,000 shares of common stock (on a post reverse split basis) the company will acquire three patents for Solar Cell technology. The Plan also provides for raising an additional $325,000 in capital upon sale of 13 million shares, which will be used to pay off debts of the company and for working capital. The stock will be issued to Xoptix, Inc. but is expected to be distributed pro-rata in kind to shareholders of Xooptix, Inc. in liquidation of Xoptix, Inc.

        The transaction is expected to close by August 15, 2003 but is contingent upon receipt of the Private Placement Proceeds. Upon closing, the company intends to change its name to XsunX, Inc.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     None.


ITEM 3. BANKRUPTCY OR RECEIVERSHIP

     None.


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     None.


ITEM 5. OTHER EVENTS

     None.

ITEM 6. RESIGNATION AND APPOINTMENT OF DIRECTORS

     Randy McCall, Tom Anderson, and Steve Weathers will resign as directors under the terms of the Plan of Reorganization and Asset Purchase Agreement. Brian Altounion will be appointed as a director.

Brian Altounian, Chairman of the Board, President and Chief Executive Officer as of August 15, 2003:

Mr. Altounian has over 12 years of experience in the area of finance, administration and operations. Most recently, he served as Executive Vice President of Plyent, Inc., a provider of a proprietary software solution that allows dynamic wireless Web access by Web enabled wireless thin clients, such as cell phones and personal digital assistants (PDAs). Mr. Altounian previously served as the Vice President of Finance for Lynch Entertainment, a producer of family television series' for the Nickelodeon and Disney Channels. While at Lynch, he established subsidiary corporations, purchased and oversaw the construction of a state-of-the-art television studio facility, and built the infrastructure of the company. Prior to joining Lynch Entertainment, Mr. Altounian held key management positions at numerous entertainment companies including Director of Finance and Administration at Time Warner Interactive; Finance Manager for National Geographic Television; and Manager of Business Services for WQED, the nation's first community-owned public television station. He also founded his own consulting company, BKA Enterprises, a firm that supported and advised entertainment and multimedia companies in the areas of financial and business management. Mr. Altounian holds an undergraduate degree from UCLA and an MBA from Pepperdine University.



ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS

     Financial Statements:    None

     Exhibits:                None

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July  25, 2003                        SUN RIVER MINING, INC.


                                       By: /s/ Thomas Anderson
                                           -----------------------------------
                                               Thomas Anderson, CEO




                                        4